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                                                                    EXHIBIT 23.2





                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

To Inland Resources, Inc.:

We consent to the incorporation by reference in this Form 10-K of our reserve report and all schedules, exhibits, and attachments thereto, to any reference made to us in Form 10-K as a result of such incorporation and to the incorporation by reference thereof into Inland's registration statements on Form S-8 File No. 333-43432, Form S-8 No. 333-43430, Form S-8 No. 333-27449, Form S-8
No. 333-43434 and on Form S-3 No. 33-84766.


                                                 RYDER SCOTT COMPANY, L.P.


Denver, Colorado
March 26, 2003